SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ORBITAL SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2005
Dear Stockholder:
      It is my pleasure to invite you to the annual meeting of stockholders of Orbital Sciences Corporation to be held on Thursday, April 28, 2005, at 9:00 a.m., at our headquarters located at 21839 Atlantic Boulevard, Dulles, Virginia 20166.
      Your vote is important. Whether or not you plan to attend, and regardless of the number of shares you own, I urge you to vote in accordance with the instructions provided with this proxy statement. Even if you return a proxy card or vote via the Internet or by telephone, you may still attend the meeting and vote in person.
      I hope that you will be able to attend the meeting. Orbital’s officers and directors look forward to seeing you at that time.
Sincerely,
David W. Thompson
Chairman of the Board and
Chief Executive Officer

ORBITAL SCIENCES CORPORATION
21839 Atlantic Boulevard
Dulles, Virginia 20166
(703) 406-5000
www.orbital.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held April 28, 2005

       The annual meeting of stockholders of Orbital Sciences Corporation (“Orbital” or the “company”) will be held at our headquarters located at 21839 Atlantic Boulevard, Dulles, Virginia 20166, on Thursday, April 28, 2005, at 9:00 a.m.
      Stockholders, as of the close of business on March 8, 2005, are entitled to vote at the annual meeting. The following items are on the agenda:

1.	To elect four directors for three-year terms ending in 2008.

2.	To approve the adoption of the Orbital Sciences Corporation 2005 Stock Incentive Plan (“2005 Stock Incentive Plan”).

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the company for the fiscal year ending December 31, 2005.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
      A proxy for the annual meeting is enclosed. Even though you may plan to attend the meeting in person, please promptly vote by completing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Stockholders may also vote by Internet or telephone. Internet and telephone proxy voting instructions are provided on the proxy card. If you are present at the meeting and desire to vote in person, your vote by proxy will not be used.
      This proxy statement, the accompanying form of proxy and our Annual Report on Form 10-K will be mailed to stockholders on or about March 24, 2005.
By Order of the Board of Directors,
Leo Millstein
Senior Vice President, General Counsel
and Corporate Secretary
March 22, 2005

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	4
Directors to be Elected at the 2005 Meeting	4
Directors Whose Terms Expire in 2006	5
Directors Whose Terms Expire in 2007	6
CORPORATE GOVERNANCE	7
Corporate Governance Guidelines	7
Code of Business Conduct and Ethics	7
INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES	7
Director Independence	7
Retirement Policy	8
Lead Independent Director and Meetings of Non-Employee Directors	8
Communications with Non-Employee Directors	8
Our Committees	9
Attendance at Board and Stockholder Meetings	11
Director Compensation	11
EXECUTIVE COMPENSATION	13
Summary Compensation Table	13
Option Grants in Last Fiscal Year	15
Aggregated Option Exercises During 2004 and December 31, 2004 Option Values	15
Indemnification Agreements	15
Executive Employment Agreements	15
Compensation Committee Interlocks and Insider Participation	16
PERFORMANCE GRAPH	17
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT	18
AUDIT AND FINANCE COMMITTEE REPORT	21
OWNERSHIP OF COMMON STOCK	22
PROPOSAL 2 — APPROVAL OF THE ORBITAL SCIENCES CORPORATION 2005
STOCK INCENTIVE PLAN	25
Description of the Plan	25
Federal Income Tax Consequences	28
Equity Compensation Plan Information	30
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
AUDITORS	32
STOCKHOLDER PROPOSALS FOR 2006 PROXY STATEMENT	32
OTHER MATTERS	32
Section 16(a) Beneficial Ownership Reporting Compliance	32
Relationship with Independent Auditors	33
Fees of Independent Auditors	33
Pre-Approval of Audit and Non-Audit Services	33
APPENDIX A — Audit and Finance Committee Charter	A-1
APPENDIX B — 2005 Stock Incentive Plan	B-1

ORBITAL SCIENCES CORPORATION

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Questions and Answers about the Annual Meeting and Voting
Why did I receive this proxy statement?
      The Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders because you own shares of Orbital common stock. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers and other information about Orbital. The meeting will be held at our headquarters located at 21839 Atlantic Boulevard, Dulles, Virginia 20166, on Thursday, April 28, 2005, at 9:00 a.m.
Who is entitled to vote?
      Holders of Orbital common stock at the close of business on March 8, 2005, the record date, are entitled to vote at the meeting. Each share of Orbital common stock is entitled to one vote on each matter to be voted on. On March 8, 2005, there were 55,530,535 shares of common stock issued and outstanding and entitled to vote.
What am I voting on?
      You are voting on three items of business at the annual meeting — (1) the election of four directors to serve until the 2008 annual meeting and until their successors are elected and qualified, (2) the approval of the adoption of the 2005 Stock Incentive Plan and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for the fiscal year ending December 31, 2005. For more information, turn to “Proposal 1 — Election of Directors” beginning on page 4, “Proposal 2 — Approval of the Orbital Sciences Corporation 2005 Stock Incentive Plan” beginning on page 25 and “Proposal 3 — Ratification of the Appointment of Independent Auditors” beginning on page 32 of this proxy statement.
How do I vote?
      If you are a stockholder of record, there are four ways to vote:

•	by completing and mailing your proxy card;

•	by Internet at www.proxyvote.com, by following the instructions on the proxy card;

•	by telephone, by following the instructions on the proxy card; or

•	by written ballot at the annual meeting.
      Votes by Internet or telephone must be received by 11:59 p.m. on Wednesday, April 27, 2005. If you do not indicate your voting preference, the appointed proxies will vote your shares FOR each of the nominees to Orbital’s Board of Directors; FOR approval of the adoption of the 2005 Stock Incentive Plan; and FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the company for the fiscal year ending December 31, 2005.
      If your shares are held in a brokerage account or in your broker’s name (i.e., “street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the Internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares as directed. If, however, your brokerage firm has not received your instructions in a timely manner, the firm may vote your shares on any matter which the New York Stock Exchange (“NYSE”) determines to be routine. Routine matters on the annual meeting’s agenda include the election of directors (Proposal 1) and the ratification of the appointment of independent auditors (Proposal 3). If the brokerage firm cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter unless you instruct your broker how to vote. The proposal to approve the adoption of the 2005 Stock Incentive Plan (Proposal 2) is a non-routine matter.
      We will pass out written ballots to anyone who wants to vote in person at the annual meeting. If you hold your shares in street name through a brokerage account, you will need a legal proxy from your broker in order to vote at the annual meeting.
What if I change my mind after I have voted?
      You may revoke your proxy and change your vote at any time before it is voted at the meeting by (1) sending a written notice of revocation to the company’s Corporate Secretary; (2) submitting a new written proxy, bearing a date later than the date of the proxy being revoked; (3) voting again on the Internet or by telephone; or (4) attending the annual meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
      If you hold your shares in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain legal proxy as described above.
How many shares constitute the quorum necessary to hold a meeting?
      As of the record date, 55,530,535 shares of Orbital’s common stock were issued and outstanding and entitled to vote at the meeting. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum. Shares that are represented by a proxy that directs that the shares abstain from voting or that a vote be withheld are still deemed to be represented at the annual meeting for purposes of constituting a quorum. Similarly, broker non-votes, as described above, will be treated as shares present for purposes of determining a quorum at the meeting.
Where do I find the voting results of the meeting?
      We will announce preliminary voting results at the annual meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2005, to be filed with the Securities and Exchange Commission (the “SEC”). A copy of our Form 10-Q will be available at our website (www.orbital.com) and at the SEC’s website (www.sec.gov). You may also receive a copy by contacting our Investor Relations Department, either by mail at our corporate headquarters, by e-mail at investor.relations@orbital.com, by telephone at (703) 406-5543 or by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room.
Who is the proxy solicitor?
      D.F. King & Co., Inc. has been retained by the company to assist with the solicitation of votes for the annual meeting for a fee of $5,500 plus reimbursement of expenses to be paid by the company. In addition, our directors, officers and employees may solicit proxies for us in person or by telephone, facsimile, Internet or other electronic means.
Who pays the cost of solicitation of proxies?
      We will pay the costs of this proxy solicitation, including the reasonable expenses of brokerage firms and other custodians or nominees for forwarding proxy materials to beneficial owners. Our directors, officers and employees may solicit proxies without additional compensation.

Will any other matters be voted on?
      As of the date of this proxy statement, our management knows of no other matters that will be presented for consideration at the meeting other than that discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1
ELECTION OF DIRECTORS
      Four directors are to be elected at the 2005 annual meeting for three-year terms that expire in 2008. Eight other directors have been previously elected to terms that end in either 2006 or 2007, as indicated below. The term of office of each nominated director will be for three years expiring at the 2008 annual meeting of stockholders and until a successor is elected and qualified or until such director’s death, removal or resignation. If any nominees for director should become unavailable, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, would designate substitute nominees and proxies would be voted for such substitutes. Management does not anticipate that any of the nominees will become unavailable.
      In order to be elected, a nominee must receive the vote of a plurality of the outstanding shares of common stock represented at the meeting and entitled to vote. The four nominees for election as directors at the annual meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. For purposes of the election of directors, abstentions, broker non-votes and other shares not voted will have no effect on the outcome of the election other than for purposes of determining a quorum.
      The Board recommends that you vote FOR the election of each of the nominees listed below. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the election of each of the nominees listed below.
      Set forth below is certain information as of March 1, 2005 concerning each of the nominees and each person whose term of office as a director will continue after the annual meeting.
Directors to be Elected at the 2005 Meeting
Daniel J. Fink, 78
Director since 1983
      Mr. Fink has been President of D.J. Fink Associates, Inc., a management consulting firm since 1982. From 1967 until 1982, Mr. Fink held a variety of positions at General Electric Company, including the positions of Senior Vice President, Corporate Planning and Development and Vice President and Group Executive, Aerospace Group. Mr. Fink is a former member of the Defense Science Board and a former Chairman of the National Aeronautics and Space Administration (“NASA”) Advisory Council. He is a member of the U.S. National Academy of Engineering and is a director of The Titan Corporation.
Robert J. Hermann, 71
Director since 2002
      Dr. Hermann has been a Senior Partner of Global Technology Partners, an aerospace, defense, and technology investment firm since 1998. From 1982 to 1998, Dr. Hermann held a variety of positions at United Technologies Corporation, including the position of Senior Vice President, Science and Technology from 1987 to 1998. Prior to that time, Dr. Hermann served as Director of the National Reconnaissance Office, Assistant Secretary of the Air Force for Research and Development and Logistics, and Principal Deputy Assistant Secretary of Defense for Communications, Command, Control and Intelligence. He also spent 20 years with the National Security Agency. He is a member of the Defense Science Board and was Chairman of the Charles Stark Draper Laboratory from 1995 to 2001, and was a member of the President’s Foreign Intelligence Advisory Board from 1993 to 2001. Dr. Hermann is a member of the U.S. National Academy of Engineering.

Janice I. Obuchowski, 53
Director since 1996
      Ms. Obuchowski has been President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm, since 1992. During the first half of 2003, Ms. Obuchowski also served as Ambassador and U.S. Representative to the World Radiocommunication Conference 2003. From 1989 to 1992, she served as Assistant Secretary for Communications and Information at the U.S. Department of Commerce and Administrator of the National Telecommunications and Information Agency. From 1980 to 1987, Ms. Obuchowski served in a variety of positions at the U.S. Federal Communications Commission, including Senior Adviser to the Chairman. Ms. Obuchowski is a director of CSG Systems International, Inc. and Stratos Global Corporation.
Frank L. Salizzoni, 66
Director since 1996
      Mr. Salizzoni was President and Chief Executive Officer of H&R Block, Inc. from 1996 until 2000, and served as Chairman of the Board until his retirement in 2002. From 1994 until 1996, Mr. Salizzoni was President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc. He joined USAir as Executive Vice President-Finance and Chief Financial Officer in 1990. From 1987 to 1989, Mr. Salizzoni was Chairman and Chief Executive Officer of TW Services, a food services company. From 1967 to 1987, Mr. Salizzoni held several senior financial management positions with Trans World Airlines and its parent company, Transworld Corporation. Mr. Salizzoni is a director of Stratos Global Corporation.
Directors Whose Terms Expire in 2006
Robert M. Hanisee, 66
Director since 2002
      From 1990 until his retirement at the end of 2003, Mr. Hanisee held a series of positions with Trust Company of the West, an investment management services company. He served as Managing Director and Chief Investment Officer for Asset Allocation in the Private Client Services Group from 1998 to 2003, managed the Convertible Securities Group from 1992 to 1998, and was Portfolio Manager for the Global Telecom Trust from September 1996 to October 1998. Mr. Hanisee was a founding partner of Amdec Securities, and later was President of Seidler Amdec Securities. Mr. Hanisee is a director of EDO Corporation and The Titan Corporation.
Harrison H. Schmitt, 69
Director since 1983
      Dr. Schmitt has served in various capacities as a business and technical consultant since 1982. From 1977 through 1982, Dr. Schmitt was a United States Senator from New Mexico, during which time he chaired the Senate Science, Technology and Space Subcommittee, which oversees all non-military space-related research and development programs of the U.S. Government. From 1974 to 1975, he was Assistant Administrator for Energy Programs for NASA. From 1965 to 1973, he was a NASA astronaut. As Lunar Module Pilot on Apollo 17 in 1972, he explored the Moon’s surface.
James R. Thompson, 68
Director since 1992
      Mr. Thompson, who is not related to David W. Thompson, has been Vice Chairman, President and Chief Operating Officer of Orbital since April 2002, and was President and Chief Operating Officer since October 1999. He was Acting General Manager, Transportation Management Systems Group, from 2001 until August 2003. From 1993 until October 1999, Mr. Thompson served as Executive Vice President and General Manager, Launch Systems Group. Mr. Thompson was Executive Vice President and Chief Technical Officer of Orbital from 1991 to 1993. He was Deputy Administrator of NASA from 1989 to 1991. From 1986 until

1989, Mr. Thompson was Director of the Marshall Space Flight Center at NASA. Mr. Thompson was Deputy Director for Technical Operations at Princeton University’s Plasma Physics Laboratory from 1983 through 1986. Before that, he had a 20-year career with NASA at the Marshall Space Flight Center. He is a director of SPACEHAB Incorporated.
Scott L. Webster, 52
Director since 1982
      Mr. Webster is a co-founder of Orbital. Mr. Webster served as Senior Vice President, Special Projects of Orbital from May 2001 until his retirement in July 2002. From 1998 until April 2001, Mr. Webster was Chairman of the Board and Chief Executive Officer of ORBCOMM Global, L.P., a satellite services company formerly affiliated with Orbital. From 1993 to 1997, Mr. Webster served in various consulting capacities with Orbital. He served as President of Orbital’s Space Data Division from 1990 until 1993, and Executive Vice President of that Division from 1989 to 1990. Mr. Webster was Orbital’s Senior Vice President of Marketing and Vice President of Marketing from Orbital’s inception in 1982 until 1989. Previously, he held technical and management positions at Advanced Technology Laboratories and Litton Industries, Inc.
Directors Whose Terms Expire in 2007
Edward F. Crawley, 50
Director since 2003
      Dr. Crawley has been a professor of Aeronautics and Astronautics at the Massachusetts Institute of Technology (“M.I.T.”) since 1980, and served as head of M.I.T.’s Aeronautics and Astronautics Department from 1996 until 2003. Since 2003, he has served as Executive Director of the Cambridge University–M.I.T. Institute. In 1993, he was a member of the Presidential Advisory Committee on the Space Station Redesign. He is a Fellow of the American Institute of Aeronautics and Astronautics and the Royal Aeronautical Society, and is a member of the U.S. National Academy of Engineering.
Lennard A. Fisk, 61
Director since 1993
      Dr. Fisk has been a professor of Space Sciences at the University of Michigan since 1993, and also served as Chairman of the Department of Atmospheric, Oceanic, and Space Sciences from 1993 to 2003. From 1987 until 1993, he was Associate Administrator for Space Sciences and Applications at NASA. From 1977 until 1987, he held various positions at the University of New Hampshire, including Vice President for Research and Financial Affairs. He is a Fellow of the American Geophysical Union and a member of the U.S. National Academy of Sciences, where he serves as Chairman of its Space Studies Board.
Garrett E. Pierce, 60
Director since 2000
      Mr. Pierce has been Vice Chairman and Chief Financial Officer since April 2002, and was Executive Vice President and Chief Financial Officer since August 2000. From 1996 until August 2000, he was Executive Vice President and Chief Financial Officer of Sensormatic Electronics Corp., a supplier of electronic security systems, where he was also named Chief Administrative Officer in July 1998. Prior to joining Sensormatic, Mr. Pierce was the Executive Vice President and Chief Financial Officer of California Microwave, Inc., a supplier of microwave, radio frequency, and satellite systems and products for communications and wireless networks. From 1980 to 1993, Mr. Pierce was employed by Materials Research Corporation, a provider of thin film equipment and high purity materials to the semiconductor, telecommunications and media storage industries, where he progressed from Chief Financial Officer to President and Chief Executive Officer. Materials Research Corporation was acquired by Sony Corporation as a wholly-owned subsidiary in 1989. From 1972 to 1980, Mr. Pierce held various management positions with The Signal Companies.

David W. Thompson, 50
Director since 1982
      Mr. Thompson is a co-founder of Orbital and has been Chairman of the Board and Chief Executive Officer of Orbital since 1982. From 1982 until October 1999, he also served as President. Prior to founding Orbital, Mr. Thompson was employed by Hughes Electronics Corporation as special assistant to the President of its Missile Systems Group and by NASA at the Marshall Space Flight Center as a project manager and engineer, and also worked on the Space Shuttle’s autopilot design at the Charles Stark Draper Laboratory. Mr. Thompson is a Fellow of the American Institute of Aeronautics and Astronautics, the American Astronautical Society and the Royal Aeronautical Society, and is a member of the U.S. National Academy of Engineering.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
      The Board of Directors adopted Corporate Governance Guidelines to assist the Board in exercising its responsibilities and in furtherance of its continuing efforts to enhance its corporate governance. The Corporate Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making at the Board and management level and ensuring adherence to good corporate governance principles, with the goal of enhancing stockholder value over the long term.
Code of Business Conduct and Ethics
      The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to the directors, officers and employees of the company. In compliance with the applicable rules of the SEC, special ethics obligations of our Chief Executive Officer, Chief Financial Officer, Controller and other employees who perform financial or accounting functions are set forth in Section 10 of the Code of Business Conduct and Ethics, entitled Special Ethics Obligations of Employees with Financial Reporting Obligations. The company intends to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding an amendment to, or a waiver from, our Code of Business Conduct and Ethics by posting such information on our website at www.orbital.com. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of the company’s directors or officers in the past year.
      Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted on the “Investor Relations/ Corporate Governance” page of our website at www.orbital.com and printed copies are available free of charge by request to the company’s Investor Relations Department either by mail at our corporate headquarters, by telephone at (703) 406-5543 or by e-mail at investor.relations@orbital.com.
INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES
Director Independence
      The NYSE rules require that a majority of the company’s Board of Directors shall be independent, and define independence based upon criteria relating to the current or historical relationship between the company and each individual director. The Corporate Governance Guidelines provide that no director will qualify as “independent” unless the Board affirmatively determines that the director has no material relationship with Orbital (either directly or as a partner, stockholder or officer of an organization that has a relationship with Orbital) and otherwise meets the criteria for independence required by the NYSE. In making its determination, the Board considered all relevant facts and circumstances and applied the following standards:
      The director will not be considered “independent” if:

•	Employment: The director is, or has been within the last three years, an employee of Orbital, or an immediate family member is, or has been within the last three years, an executive officer of Orbital.

•	Other Compensation: The director or an immediate family member has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from Orbital, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	Auditor Affiliation: The director is currently or has been within the last three years affiliated with or employed by, or an immediate family member is currently or has been within the last three years affiliated with or employed in a professional capacity by, Orbital’s present or former internal or external auditor.

•	Interlocking Directorships: The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Orbital’s present executive officers at the same time serves or served on that company’s compensation committee.

•	Business Transactions: The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from Orbital for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.
      The Board of Directors has affirmatively determined that Ms. Obuchowski and Messrs. Crawley, Fink, Fisk, Hanisee, Hermann, Salizzoni and Schmitt are “independent.” This determination was based on the fact that none of these individuals, their family members or any organizations with which these individuals or any of their family members have been affiliated during the last three years, has had any formal or informal relationship with the company whereby the individual or any of their family members or the affiliated organization has been entitled to or received directly or indirectly any form of economic benefit from Orbital (other than their individual compensation as a director), or otherwise has a relationship described in any of the categories listed above.
Retirement Policy
      The Corporate Governance Guidelines provide that directors are generally ineligible to stand for election if they will have attained age 75 by the date of the company’s annual meeting of stockholders at which such election will be held. Directors who were 75 or older on the date the policy was adopted are not affected. Accordingly, this policy does not apply to Daniel J. Fink.
Lead Independent Director and Meetings of Non-Employee Directors
      We have a lead independent director (“Lead Independent Director”) who is nominated by the Corporate Governance and Nominating Committee and approved by the non-employee members of the Board for a two-year term. In January 2005, Robert J. Hermann was appointed as the Lead Independent Director.
      Consistent with the NYSE’s rules, our non-employee directors meet in regularly scheduled executive sessions without management. In addition, the Board meets at least once a year in an executive session that includes only independent directors. Executive sessions are chaired by the Lead Independent Director.
Communications with Non-Employee Directors
      Interested parties may communicate their concerns directly to either the Lead Independent Director or the non-employee directors as a group by writing to “Lead Independent Director, Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attn: General Counsel.” The Lead Independent Director will review all communications and report on them to the full Board or the non-employee directors, as appropriate. Complaints or concerns regarding Orbital’s accounting, internal accounting controls or auditing matters will be referred to the Audit and Finance Committee and will be investigated in the ordinary course by such committee or its designee.

Our Committees
      The Board has four standing committees: the Audit and Finance Committee; the Human Resources and Compensation Committee; the Corporate Governance and Nominating Committee; and the Markets and Technology Committee. Each Committee operates pursuant to a written charter, copies of which are posted on the “Investor Relations/ Corporate Governance” page of our website at www.orbital.com and printed copies are available free of charge by request to the company’s Investor Relations Department either by mail at our corporate headquarters, by telephone at (703) 406-5543 or by e-mail at investor.relations@orbital.com. In April 2004, the Board adopted a revised written charter for the Audit and Finance Committee, a copy of which is attached as Appendix A to this proxy statement.
      Board membership on the committees is as follows:

	Corporate Governance	Human Resources and
Audit and Finance	and Nominating	Compensation	Markets and Technology

Edward F. Crawley	Daniel J. Fink*	Edward F. Crawley	Edward F. Crawley
Lennard A. Fisk	Robert M. Hanisee	Daniel J. Fink	Lennard A. Fisk
Robert M. Hanisee*	Robert J. Hermann	Robert J. Hermann	Robert J. Hermann
Frank L. Salizzoni	Frank L. Salizzoni	Janice I. Obuchowski*	Janice I. Obuchowski
Harrison H. Schmitt			Harrison H. Schmitt*
Scott L. Webster

*	Chairman
Audit and Finance Committee
      The Audit and Finance Committee (the “Audit Committee”) held 13 meetings during 2004. In accordance with the applicable NYSE and SEC rules, all of its members are independent. The Board has determined that Messrs. Hanisee and Salizzoni are each an “audit committee financial expert,” as such term is defined by the regulations promulgated under the Exchange Act, and that they have the accounting and related financial expertise within the meaning of the listing standards of the NYSE. In accordance with the terms of the company’s Audit and Finance Committee charter, none of the members of the Audit Committee serves on the audit committees of more than three public companies, including the company.
      The Audit Committee’s responsibilities and duties are detailed in its charter, and include:

•	Appointing and overseeing the company’s independent auditors, and consulting with them with regard to the plan of audit, financial results, significant accounting policies and issues and the adequacy of internal accounting controls;

•	Reviewing the company’s financial reports and related matters, including significant financial reporting issues and judgments;

•	Reviewing and monitoring the integrity of financial reporting processes and internal control systems;

•	Reviewing the appointment and replacement of the company’s internal auditor and overseeing the performance of the internal audit department; and

•	Monitoring compliance with legal and regulatory requirements related to the company’s financial and accounting functions.
Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee (the “Nominating Committee”) held four meetings during 2004. In accordance with the applicable NYSE rules, all of its members are independent.

      The Nominating Committee’s responsibilities and duties are detailed in its charter, and include:

•	Identifying and considering director nominees for election to the Board;

•	Recommending directors to serve on and chair committees of the Board;

•	Developing and reviewing the company’s Corporate Governance Guidelines and the committee charters;

•	Developing a plan for Chief Executive Officer succession;

•	Reviewing director compensation and benefits; and

•	Overseeing the annual self-evaluation of the Board and its committees.
      It is the Nominating Committee’s policy to consider any suggestions for director nominees received from a stockholder. The company has established the following procedures for stockholders to submit director nominees for consideration at Orbital’s annual meeting. The proposal must be delivered to the company and contain the information required to be included in accordance with the requirements set forth in the company’s Amended and Restated Bylaws and any applicable rules or regulations. It should be addressed to “General Counsel and Corporate Secretary, Orbital Sciences Corporation, 21839 Atlantic Boulevard, Dulles, Virginia 20166.” The Nominating Committee will evaluate director nominees submitted by stockholders in the same manner it evaluates candidates recommended by other sources.
      At a minimum, director nominees must possess such competencies, expertise and knowledge to enable the Board as a whole to possess the expertise necessary to perform its responsibilities in an efficient and effective manner. In evaluating the suitability of individual Board members, the Board takes into account various factors, including professional experience, understanding of the company’s business environment and the industry sector(s) in which it competes, educational background, integrity, ability to make analytical inquiries and willingness to devote adequate time and resources to diligently perform Board duties. The Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating Committee members, (ii) other directors of the company and (iii) stockholders of the company. The Nominating Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director candidates. The company does not, however, currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates. Once a director candidate has been identified, the Nominating Committee will then evaluate such candidate in light of his or her qualifications and credentials and any additional factors that it deems necessary or appropriate.
Human Resources and Compensation Committee
      The Human Resources and Compensation Committee (the “Compensation Committee”) held six meetings during 2004. In accordance with the applicable NYSE rules, all of its members are independent.
      The Compensation Committee’s responsibilities and duties are detailed in its charter, and include:

•	Evaluating the Chief Executive Officer’s performance and determining his compensation;

•	Reviewing and making recommendations to the Board with respect to compensation of the company’s other executive officers;

•	Approving employment agreements containing change of control provisions and any non-standard severance arrangements with executive officers;

•	Administering the company’s equity-based compensation plans and making recommendations to the Board with respect to such plans; and

•	Monitoring corporate human resource matters, including issues relating to employee benefits and workforce recruitment and retention.

Markets and Technology Committee
      The Markets and Technology Committee held four meetings during 2004. The Markets and Technology Committee’s responsibilities and duties are detailed in its charter, and include:

•	Monitoring and evaluating existing and new markets for the company’s products and services;

•	Assessing existing and potential major technology trends and product development programs; and

•	Reviewing and assessing the development of new technologies and products, including research and development activities and the associated technical and market risks.
Attendance at Board and Stockholder Meetings
      During 2004, the Board held eight meetings. Each incumbent director attended at least 75% of all meetings of the Board and committees of which he or she was a member.
      It is the Board’s policy that all directors should attend the company’s annual meeting. All of the company’s 12 directors attended the 2004 annual meeting.
Director Compensation
      During 2004, three directors were salaried employees of Orbital. Such directors receive no additional compensation for serving on the Board. Board members who are not salaried employees receive compensation for Board service. In 2004, that compensation included:

• Annual Retainer	$18,000

• Lead Independent Director Additional Annual Retainer	$10,000

• Committee Chair Additional Annual Retainer	$2,000

• Meeting Fees	Up to $1,000 for each Board and committee meeting attended

• Annual Stock Option Grant	5,000 common stock options

• Stock Purchase Matching Program	Matches up to $10,000 worth of common stock purchases in the open market during the calendar year with grant of restricted common stock
      Non-employee directors had the option to elect to receive all or part of their 2004 retainers and fees in the form of restricted common stock issued under Orbital’s 1997 Stock Option and Incentive Plan (the “1997 Option Plan”). The number of shares of stock issued in lieu of cash was calculated based on the closing sales price of the common stock on the date of the award, which is the first Board meeting of the year in the case of retainers and the date of the relevant meeting in the case of meeting fees. The awards of restricted stock vest in their entirety on January 28, 2006. Messrs. Fink, Fisk, Hanisee, Hermann and Salizzoni elected to receive all or part of their annual retainer(s) in the form of restricted common stock. Messrs. Fisk, Hanisee and Hermann also elected to receive their meeting fees in the form of restricted common stock.
      Under the 1997 Option Plan, on the first business day in January, each non-employee director receives an automatic annual grant of 5,000 options to purchase common stock at an exercise price equal to the fair market value on that date. On January 2, 2004, each non-employee director serving on the Board at that time was granted 5,000 common stock options with an exercise price of $12.18 per share. All of the option grants vested in their entirety on January 2, 2005.

      Orbital also matches a non-employee director’s purchase of up to $10,000 worth of common stock in the open market during the calendar year with a grant of restricted common stock under the 1997 Option Plan. The number of shares of restricted common stock granted is equal to the dollar value of the non-employee director’s stock purchase in any given calendar quarter divided by the average closing sales price of the common stock during that calendar quarter. The grant vests in its entirety two years from the date of grant. In 2004, the company granted 5,043 shares of restricted common stock to match approximately $61,905 worth of common stock purchases by Ms. Obuchowski and Messrs. Crawley, Fisk, Hanisee, Hermann and Webster.
      All directors also are reimbursed for out-of-pocket expenses in connection with Board service and for out-of-pocket expenses incurred by their respective spouses when traveling with the director in connection with Board service for up to one trip per year.
      During 2004, the company forgave the remaining portion of an outstanding loan and accrued interest in the aggregate amount of approximately $32,000 that had been made to Scott L. Webster in 2000 pursuant to the company’s former executive officer loan program.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth a summary of all compensation earned, awarded or paid in the fiscal years ended December 31, 2004, 2003 and 2002, as applicable, to the Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers as of December 31, 2004 (collectively, the “Named Officers”).

				Long-Term Compensation

		Annual Compensation		Restricted	Securities
				Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Options(#)	Compensation

David W. Thompson (a)	2004	$475,000	$361,000	—	60,000	$19,143
Chairman of the Board and	2003	430,000	361,200	$401,250	150,000	15,757
Chief Executive Officer	2002	430,000	326,814	—	—	10,549

James R. Thompson (b)	2004	450,000	342,000	—	60,000	24,273
Vice Chairman, President	2003	430,000	361,200	401,250	150,000	23,041
and Chief Operating Officer	2002	420,000	417,092	—	—	20,289

Garrett E. Pierce (c)	2004	500,000	380,000	—	—	58,686
Vice Chairman and Chief	2003	450,000	678,000	—	—	106,449
Financial Officer	2002	420,000	1,023,351	1,064,000	500,000	153,712

Ronald J. Grabe (d)	2004	321,000	248,833	—	40,000	156,023
Executive Vice President and	2003	307,000	370,179	214,000	100,000	81,835
General Manager, Launch	2002	297,000	213,249	—	—	122,291
Systems Group

John M. Danko (e)	2004	298,500	149,261	—	40,000	42,349
Executive Vice President and	2003	285,000	142,500	160,500	90,876	40,923
General Manager, Space	2002	260,000	180,160	—	—	40,253
Systems Group

(a)	On February 18, 2003, Mr. Thompson received 75,000 shares of restricted common stock that vested in 50% increments on the first and second anniversaries of the grant date. The stock had a fair market value of $5.35 per share on the grant date. At December 31, 2004, the total value of Mr. Thompson’s unvested restricted stock (37,500 shares) was $443,625.

During 2002, Mr. Thompson received approximately 10% of his 2002 base salary in the form of restricted common stock granted as follows: 4,103 shares based on a fair market value of $5.24 per share; and 2,697 shares based on a fair market value of $7.97 per share. These grants vested in their entirety on December 31, 2004.

All other compensation for Mr. Thompson includes aggregate company contributions under Orbital’s 401(k) and deferred compensation plans of $15,784, $12,863 and $9,422 in 2004, 2003 and 2002, respectively. It also includes $2,122, $1,350 and $1,127 of life insurance premiums paid by the company in 2004, 2003 and 2002, respectively, and $1,237 and $1,544 of executive long-term disability premiums paid by the company in 2004 and 2003, respectively.

(b)	During 2004, Mr. J.R. Thompson received approximately 25% of his 2004 base salary, net of taxes, in the form of common stock that was not subject to any vesting restrictions. The stock was issued on the last day of each quarter as follows: 1,539 shares based on a fair market value of $12.53 per share; 1,397 shares based on a fair market value of $13.81 per share; 1,689 shares based on a fair market value of $11.42 per share; and 1,630 shares based on a fair market value of $11.83 per share.

On February 18, 2003, Mr. J.R. Thompson received 75,000 shares of restricted common stock that vested in 50% increments on the first and second anniversaries of the grant date. The stock had a fair market value of $5.35 per share on the grant date. At December 31, 2004, the total value of Mr. J.R. Thompson’s unvested restricted stock (37,500 shares) was $443,625.

During 2003, Mr. J.R. Thompson received approximately 25% of his 2003 base salary, net of taxes, in the form of common stock that was not subject to any vesting restrictions. The stock was issued on the last day of each quarter as follows: 5,198 shares based on a fair market value of $5.17 per share; 2,524 shares based on a fair market value of $7.30 per share; 1,985 shares based on a fair market value of $9.28 per share; and 1,533 shares based on a fair market value of $12.02 per share.

During 2002, Mr. J.R. Thompson received approximately 25% of his 2002 base salary in the form of restricted common stock granted as follows: 5,009 shares based on a fair market value of $5.24 per share; 3,293 shares based on a fair market value of $7.97 per share; 7,720 shares based on a fair market value of $3.40 per share; and 6,220 shares based on a fair market value of $4.22 per share. These grants vested in their entirety on December 31, 2004. Mr. J.R. Thompson also elected to receive 100% of his 2002 annual bonus in the form of 68,615 shares of restricted common stock based on a fair market value of $5.35 per share on February 18, 2003. This grant vested in its entirety on January 26, 2004.

All other compensation for Mr. J.R. Thompson includes aggregate company contributions under Orbital’s 401(k) and deferred compensation plans of $12,513, $12,452 and $11,473 in 2004, 2003 and 2002, respectively. It also includes $715 as reimbursement for out-of-pocket expenses incurred by Mr. J.R. Thompson’s spouse when traveling with him in connection with his Board service in 2004. It also includes $9,854, $9,066 and $8,816 of life insurance premiums paid by the company in 2004, 2003 and 2002, respectively, and $1,191 and $1,523 of executive long-term disability premiums paid by the company in 2004 and 2003, respectively.

(c)	During 2002, Mr. Pierce received 200,000 shares of restricted common stock, of which 100,000 shares vested on December 31, 2002, and the remaining 100,000 shares vested on December 31, 2003.

All other compensation for Mr. Pierce includes aggregate company contributions under Orbital’s 401(k) and deferred compensation plans of $19,523, $21,317 and $12,838 in 2004, 2003 and 2002, respectively. It also includes $49,798 and $137,202 as a reimbursement for relocation, living and certain other expenses (and the associated income taxes) in 2003 and 2002, respectively. It also includes partial forgiveness in 2004 and 2003 of a loan and accrued interest of $31,837 and $29,970, respectively, pursuant to the company’s former executive officer loan program. It also includes $6,089, $3,870 and $3,672 of life insurance premiums paid by the company in 2004, 2003 and 2002, respectively, and $1,237 and $1,544 of executive long-term disability premiums paid by the company in 2004 and 2003, respectively.

(d)	On February 18, 2003, Mr. Grabe received 40,000 shares of restricted common stock that vested in 50% increments on the first and second anniversaries of the grant date. The stock had a fair market value of $5.35 per share on the grant date. At December 31, 2004, the total value of Mr. Grabe’s unvested restricted stock (20,000 shares) was $236,600.

All other compensation for Mr. Grabe includes aggregate company contributions under Orbital’s 401(k) and deferred compensation plans of $14,654, $11,434 and $9,064 in 2004, 2003 and 2002, respectively. For 2004, 2003 and 2002, it also includes $104,789, $35,600 and $111,937, respectively, as reimbursement for relocation and living expenses (and the associated income taxes). It also includes partial forgiveness in 2004 and 2003 of a loan and accrued interest of $31,837 and $29,970, respectively, pursuant to the company’s former executive officer loan program. It also includes $3,166, $2,728 and $1,290 of life insurance premiums paid by the company in 2004, 2003 and 2002, respectively, and $1,577 and $1,653 of executive long-term disability premiums paid by the company in 2004 and 2003, respectively.

(e)	On February 18, 2003, Mr. Danko received 30,000 shares of restricted common stock that vested in 50% increments on the first and second anniversaries of the grant date. The stock had a fair market value of $5.35 per share on the grant date. At December 31, 2004, the total value of Mr. Danko’s unvested restricted stock (15,000 shares) was $177,450.

All other compensation for Mr. Danko includes aggregate company contributions under Orbital’s 401(k) and deferred compensation plans of $12,561, $11,609 and $13,981 in 2004, 2003 and 2002, respectively. It also includes a $2,000 per month housing allowance for each year reported. It also includes $4,482, $4,093 and $2,272 of life insurance premiums paid by the company in 2004, 2003 and 2002, respectively, and $1,306 and $1,221 of executive long-term disability premiums paid by the company in 2004 and 2003, respectively.

Option Grants in Last Fiscal Year
      The table below shows information on grants of stock options during the fiscal year ended December 31, 2004 to Named Officers under the 1997 Option Plan, which options are reflected in the Summary Compensation Table. No options were granted to Mr. Pierce during 2004. The option grants reflected in the table below vest in equal one-third increments, with one-third vesting on the grant date, an additional one-third vesting on the first anniversary of the grant date and the remaining one-third vesting on the second anniversary of the grant date.

					Potential Realized Value
					at Assumed Annual Rates
	Number of				of Stock Price
	Securities	% of Total			Appreciation for Option
	Underlying	Granted to	Exercise		Term
	Options	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/Share)	Date	5%	10%

David W. Thompson	60,000	5.3%	$12.40	5/11/2010	$253,031	$574,041
James R. Thompson	60,000	5.3	12.40	5/11/2010	253,031	574,041
Ronald J. Grabe	40,000	3.5	12.40	5/11/2010	168,687	382,694
John M. Danko	40,000	3.5	12.40	5/11/2010	168,687	382,694
Aggregated Option Exercises During 2004 and December 31, 2004 Option Values
      The table below shows information with respect to the number of stock options exercised by Named Officers during 2004 and the value of unexercised stock options granted under the 1997 Option Plan and its predecessor, Orbital’s 1990 Stock Option Plan.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Option Shares		In-the-Money Options
	Shares		at December 31, 2004		at December 31, 2004
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David W. Thompson	—	—	435,000	140,000	$1,420,200	$604,000
James R. Thompson	—	—	450,000	140,000	1,442,200	648,000
Garrett E. Pierce	330,000	$2,702,787	660,000	—	2,230,925	—
Ronald J. Grabe	66,800	598,855	189,202	93,332	241,060	431,996
John M. Danko	40,292	279,928	68,960	73,624	142,701	283,626
Indemnification Agreements
      Orbital has entered into substantially identical indemnification agreements with each of its directors, the Named Officers and with certain other officers and senior managers. The agreements provide that Orbital shall, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each indemnitee against all loss and expense incurred by the indemnitee because he or she was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of Orbital or any of its affiliates, or because Orbital has a right to judgment in its favor because of his or her position with Orbital or any of its affiliates. The indemnitee will be indemnified so long as he or she acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to Orbital’s best interest. The agreements further provide that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under Orbital’s Restated Certificate of Incorporation or any agreement or vote of stockholders and that the Restated Certificate of Incorporation may not be amended to adversely affect the rights of the indemnitee.
Executive Employment Agreements
      Orbital has entered into executive employment agreements with certain of its officers, including each of the Named Officers. These agreements become effective in the event of a “change of control,” as defined in the agreements, of Orbital, and no officer currently receives compensation under these agreements. Upon a

“change of control,” each officer whose employment is terminated by Orbital other than for disability or “cause,” as defined in the agreements, or who terminates his employment for “good reason,” as defined in the agreements, within 24 months following such “change of control,” would receive a lump sum equal to two times the sum of his annual base salary plus an amount equal to any bonus paid in the previous year. In addition, all unvested amounts under the company’s deferred compensation plan would vest, all insurance benefits would continue for 24 months and all Orbital stock options would be repurchased by Orbital at the difference between the highest price paid in the “change of control” transaction for shares of stock of the same class or series and the exercise price of the stock option.
      In 2003, Orbital entered into an executive relocation agreement with Ronald J. Grabe, Executive Vice President and General Manager, Launch Systems Group, in connection with his temporary relocation assignment in Chandler, Arizona. The agreement provided for the payment of a $103,000 special cash bonus when the agreement became effective in August 2003, and the payment of a $65,000 special cash bonus on June 1, 2005 provided that Mr. Grabe is relocated and employed by Orbital in Chandler, Arizona on such date. Under the terms of the agreement, Mr. Grabe also receives a $8,600 special monthly cash bonus for each month Mr. Grabe is relocated and employed at Orbital’s request in Chandler, Arizona. The agreement also provides that Orbital reimburse Mr. Grabe for certain relocation expenses. The agreement terminates when Mr. Grabe’s relocation assignment is over or Mr. Grabe is no longer employed as an executive officer of Orbital, whichever occurs first.
      In 2000, Orbital entered into a severance agreement with Garrett E. Pierce, Vice Chairman and Chief Financial Officer, which sets forth the severance benefits that Mr. Pierce would receive from Orbital in the event his employment is terminated other than in the event of a “change of control,” as defined in the executive employment agreement described above. In 2002, Orbital and Mr. Pierce entered into a supplemental agreement which, among other things, established Mr. Pierce’s 2004 base salary and amended the severance agreement. The severance agreement, as amended, provides that if Mr. Pierce’s employment is terminated by Orbital for disability, then (i) his benefits shall be determined in accordance with Orbital’s insurance and benefits programs then in effect and (ii) his stock options shall continue to vest as scheduled for a 24-month period following such termination and remain exercisable for the rest of the originally scheduled term. If Mr. Pierce’s employment is terminated for any reason other than for disability or “cause,” as defined in the agreement, or by Mr. Pierce for “good reason,” as defined in the agreement, then Mr. Pierce would receive a lump sum payment equal to two times the sum of his annual base salary, plus the higher of (i) the sum of any bonuses paid or payable to him for the 12-month period immediately preceding the month of such termination, or (ii) the target bonus for the year of termination based on the then current management incentive bonus plan. He would also be reimbursed for all reasonable legal fees and expenses incurred by him as a result of such termination. Also, Mr. Pierce’s stock options would continue to vest and his insurance benefits would continue for a 24-month period following such termination.
Compensation Committee Interlocks and Insider Participation
      From January 2004 to June 2004, the Compensation Committee was comprised of Daniel J. Fink, Robert M. Hanisee, Janice I. Obuchowski and Frank L. Salizzoni. In July 2004, Messrs. Hanisee and Salizzoni were replaced by Edward F. Crawley and Robert J. Hermann. No member of the Compensation Committee was an officer or employee of Orbital during fiscal year 2004, nor did any member have a business relationship with Orbital that is required to be disclosed pursuant to the applicable SEC rules. No interlocking relationship, as described in the applicable SEC rules, existed between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee during 2004.

      Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following performance graph, the Compensation Committee report on executive compensation and the Audit Committee report will not be incorporated by reference into any such filings.
PERFORMANCE GRAPH
      The following graph compares the yearly cumulative total return on Orbital’s common stock against the cumulative total return on the Dow Jones Aerospace/ Defense Index and the S&P 500 Company Index for the five-year period commencing on December 31, 1999 and ending on December 31, 2004.
Comparison of Cumulative Total Returns*

	1999	2000	2001	2002	2003	2004

Orbital Sciences Corporation	$100.000	$22.222	$22.249	$22.734	$64.754	$63.731
Dow-Jones Aero/Defense Index	100.000	148.631	124.576	119.331	144.410	168.143
S&P 500 Index	100.000	89.861	78.141	59.882	75.679	82.486

*	Assumes that the value of the investment in Orbital’s common stock and each of the indices was $100 on December 31, 1999. Orbital has not declared any dividends on its common stock.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
      Overview and Philosophy. The Compensation Committee strives to ensure that compensation serves to motivate and retain senior management while also being in the best interests of the company and its stockholders. The Compensation Committee’s philosophy relating to executive compensation is to attract and retain highly qualified people at industry competitive salaries, and to link the financial interests of Orbital’s senior management to those of the company’s stockholders. The Compensation Committee also believes it is important for senior management to feel accountable for the performance of the business for which they are responsible as well as their individual performance. The Compensation Committee endeavors to attain these goals by tying compensation to the achievement of certain operational and financial objectives adopted annually by the Compensation Committee. To implement these objectives, Orbital’s compensation structure currently has three general components:
      (1) base salary;
      (2) annual cash bonuses and, under certain circumstances, special cash bonuses; and
      (3) stock options and awards of restricted stock.
      Base Salary. In the early part of each fiscal year, the Compensation Committee reviews with Mr. David W. Thompson, Orbital’s Chairman and Chief Executive Officer, and approves, with any modifications it deems appropriate, salary levels for executive officers, including the Named Officers. Generally, the salaries are determined subjectively, intending to reflect the value of the job in the marketplace and the past and expected future performance and contributions of the individual senior executive, as well as the company’s overall growth and profitability. In 2004, base salaries generally increased between 4% and 7% for senior management, including the Named Officers other than the Chief Executive Officer (as discussed below). In addition, the 2004 base salary for Mr. Garrett E. Pierce, Orbital’s Vice Chairman and Chief Financial Officer, was set pursuant to an employment agreement between Orbital and him as described above. In 2004, Mr. J.R. Thompson elected to receive 25% of his salary, net of taxes, in shares of Orbital common stock issued under the 1997 Option Plan. These shares are not subject to any vesting requirements.
      Annual Cash Incentive and Special Bonuses. Under the management incentive bonus plan for 2004, the company’s Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer had target bonuses of 80% of base salary. The other Named Officers had target bonuses of 50% of base salary. The actual bonus award may be higher than the executive’s target bonus depending upon actual company and/or business unit performance. The bonuses for executives employed in Orbital’s corporate division, including the Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer, were primarily based upon the company’s annual financial performance (weighted 75%) and corporate operational performance (weighted 25%). The company’s financial performance was measured based upon targets for free cash flow (weighted 35%), net income (weighted 30%), revenues (weighted 20%) and firm backlog (weighted 15%), subject to adjustments. The bonuses for the other Named Officers, each of whom is the General Manager for a business unit, were based on the business unit’s annual financial performance (weighted 45%), the company’s financial performance (weighted 30%) and the unit’s operational performance (weighted 25%). Corporate operational performance was measured based on the level of achievement of corporate-level goals relating to areas such as company-wide technical and business operations. The business unit’s financial performance was measured based upon targets for free cash flow (weighted 35%), operating income (weighted 30%), revenues (weighted 20%) and firm backlog (weighted 15%), subject to adjustments. The business unit’s operational performance was measured based on the level of achievement of specific business-oriented goals, such as successful mission performance, keeping programs on schedule and within budget and winning certain new business. In all cases, there was an opportunity to earn additional compensation based upon special individual achievements. The financial objectives recommended by management were reviewed and adopted by the Compensation Committee in early 2004. The Compensation Committee also reviewed and adopted operational objectives recommended by management for purposes of 2004 bonus opportunities.

      In January 2005, the Chief Executive Officer evaluated Orbital’s and each business unit’s performance against the established goals, as well as any individual achievements, and presented his evaluation, together with his reasoning and recommended bonus awards, to the Compensation Committee. The Compensation Committee then determined, based on the evaluation provided by the Chief Executive Officer, the percentage of target bonus to be awarded to each executive officer. The bonuses awarded to Messrs. J.R. Thompson and Pierce were 95% of each executive’s target bonus amount. Mr. Grabe received 90% of his target bonus amount. Mr. Danko received 100% of his target bonus amount.
      In addition to the annual management incentive bonus plan, Orbital also has a policy of awarding special cash bonuses to an individual or a group in recognition of exceptional achievement or effort. Under his executive relocation agreement described above, during 2004, Mr. Grabe received a special cash bonus of $8,600 per month in recognition of his long-term relocation.
      Stock Options and Restricted Stock. The Compensation Committee believes that the award of stock options and restricted stock provides meaningful long-term incentives that are directly related to the enhancement of stockholder value. Stock option and restricted stock awards are intended to incentivize employees to work towards achieving operational and financial goals that management believes will ultimately be reflected in stock value.
      The Compensation Committee generally approves an annual grant of stock options and/or restricted stock to senior executives, including the Named Officers. In addition, stock option and restricted stock grants may be awarded throughout the year to individuals, including the Named Officers. The number of stock options or shares of restricted stock granted to each individual is determined subjectively based on a number of factors, including the individual’s degree of responsibility, general level of performance, ability to affect future company performance, salary level, option holdings and recent noteworthy achievements. Under the 1997 Option Plan, stock options are granted at an exercise price equal to the closing price of the company’s common stock on the date of the grant. Therefore, the value of the grant to the recipient is directly related to an increase in the price of the common stock. During 2004, each of the Named Officers received a stock option grant other than Mr. Pierce, who had received option and restricted stock grants in 2002 pursuant to his employment agreement. The stock options granted in 2004 vest in equal one-third increments, with one-third vesting on the grant date, an additional one-third vesting on the first anniversary of the grant date and the remaining one-third vesting on the second anniversary of the grant date.
      Chief Executive Compensation. Based on the Compensation Committee’s review of the Chief Executive Officer’s performance, the overall performance of the company and compensation levels for comparable positions in the industry, the Compensation Committee authorized a merit increase in Mr. Thompson’s annual base salary from $430,000 to $475,000 effective January 1, 2004. The Compensation Committee maintained the Chief Executive Officer’s target bonus percentage at 80% of base salary for 2004. In determining the Chief Executive Officer’s annual incentive bonus, the Compensation Committee reviewed Orbital’s financial performance against the objectives established in early 2004, Orbital’s operational performance against the operational goals established during 2004 and the Chief Executive Officer’s individual performance. The company exceeded each of the financial goals and substantially met the operational objectives. Accordingly, the total bonus percentage awarded to the Chief Executive Officer under the company’s management incentive bonus plan in 2004 was 95% of target, or $361,000. The Compensation Committee also granted Mr. Thompson 60,000 stock options, which vest in equal one-third increments, with one-third vesting on the grant date, an additional one-third vesting on the first anniversary of the grant date and the remaining one-third vesting on the second anniversary of the grant date.
      Section 162(m) Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to any of the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Compensation Committee generally has not sought to structure compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements, although it may do so in the future. For 2004, compensation for four executive officers exceeded $1,000,000.
      The foregoing report has been furnished by the Compensation Committee members:

Janice I. Obuchowski, Chairman	Daniel J. Fink
Edward F. Crawley	Robert J. Hermann

AUDIT AND FINANCE COMMITTEE REPORT
      The Audit Committee is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls. The Audit Committee is comprised of five directors, each of whom is “independent” as defined by the existing NYSE listing rules and SEC rules. Members of the Audit and Finance Committee must also satisfy the independence requirements of Section 10A(m)(3) of the Exchange Act.
      Management is responsible for the company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      The Audit Committee has reviewed and discussed the audited consolidated financial statements of the company for the fiscal year ended December 31, 2004, with the company’s management, and also has discussed with PricewaterhouseCoopers LLP (“PwC”), the company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Audit Committee has received both the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, and has discussed with PwC that firm’s independence.
      Based on the Audit Committee’s discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors of the company that the audited consolidated financial statements of the company for the fiscal year ended December 31, 2004, be included in the company’s Annual Report on Form 10-K as filed with the SEC in March 2005.
      The foregoing report has been furnished by the Audit Committee members:

Robert M. Hanisee, Chairman	Frank L. Salizzoni
Edward F. Crawley	Harrison H. Schmitt
Lennard A. Fisk

OWNERSHIP OF COMMON STOCK
      The table below sets forth certain information regarding Orbital’s stock-based holdings as of March 15, 2005 unless otherwise indicated, by (1) each person known by Orbital to own beneficially more than 5% of Orbital’s common stock, (2) each director of Orbital and each Named Officer and (3) all executive officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

			Percent of
	Shares	Total Shares	Shares
	Beneficially	and Options	Beneficially
Name and Address	Owned (a)	Owned (b)	Owned

FMR Corp	7,730,308	7,730,308	15.0%
82 Devonshire Street Boston, MA 02109 (c)
OppenheimerFunds, Inc.	5,537,161	5,537,161	10.7%
Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281 (d)
Silverback Asset Management, LLC	5,070,712	5,070,712	9.6%
1414 Raleigh Road, Suite 250
Chapel Hill, NC 27517
Silverback Master, Ltd.
c/o International Fund Services (Ireland) Limited
Bishop’s Square, Third Floor
Redmond’s Hill
Dublin 2, Ireland
Elliot Bossen
c/o Silverback Asset Management, LLC
1414 Raleigh Road, Suite 250
Chapel Hill, NC 27517 (e)
Sagamore Hill Capital Management L.P.	3,148,645	3,148,645	5.8%
Sagamore Hill Managers LLC
Steven H. Bloom
10 Glenville Street, 3rd Floor Greenwich, CT 06831 (f)
TimesSquare Capital Management, LLC	2,754,900	2,754,900	5.3%
Four Times Square, 25th Floor New York, NY 10036 (g)
Edward F. Crawley	12,899	17,899	*
John M. Danko	122,769	166,393	*
Daniel J. Fink (h)	67,331	72,331	*
Lennard A. Fisk	60,775	65,775	*
Ronald J. Grabe	287,835	334,501	*
Robert M. Hanisee	37,513	42,513	*
Robert J. Hermann	32,584	37,584	*
Janice I. Obuchowski	43,671	48,671	*
Garrett E. Pierce	772,662	772,662	1.4%
Frank L. Salizzoni	46,086	51,086	*
Harrison H. Schmitt	36,805	41,805	*
David W. Thompson (i)	664,371	734,371	1.2%
James R. Thompson (j)	734,395	804,395	1.3%
Scott L. Webster	199,107	204,107	*
Officers and Directors as a Group (16 persons)	3,467,020	3,792,308	6.0%

  *  Less than 1%.

(a)	Includes shares issuable upon exercise of currently vested stock options or options that will vest within 60 days of March 15, 2005, in the following amounts: Edward F. Crawley, 10,000 shares; John M. Danko, 98,960 shares; Daniel J. Fink, 33,000 shares; Lennard A. Fisk, 33,000 shares; Ronald J. Grabe, 232,868 shares; Robert M. Hanisee, 15,000 shares; Robert J. Hermann, 15,000 shares; Janice I. Obuchowski, 30,000 shares; Garrett E. Pierce, 660,000 shares; Frank L. Salizzoni, 30,000 shares; Harrison H. Schmitt, 25,000 shares; David W. Thompson, 505,000 shares; James R. Thompson, 505,000 shares; Scott L. Webster, 150,000 shares; and all officers and directors as a group, 2,647,830 shares.

(b)	Total Orbital stock-based holdings, including shares beneficially owned and reported on this table and stock options that will not become exercisable within 60 days of March 15, 2005.

(c)	Beneficial ownership is as of December 31, 2004, based on a Schedule 13G filed on February 14, 2005 with the SEC by FMR Corp. (“FMR”) and represents shares of the company’s common stock held by FMR and its subsidiaries, Fidelity Management Trust Company (“FMT”) and Fidelity Management & Research Company (“FM&R”). FMR has reported that FMR, through its control of FM&R, an individual and certain investment funds for which FM&R acts as an investment adviser, each have sole power to dispose of 7,730,308 shares of the company’s common stock owned by such investment funds. FMR has no power to vote or direct the voting of the shares of the company’s common stock owned by the investment funds, which power resides with the Board of Trustees of such investment funds. FMR, through its control of FMT and certain institutional accounts for which FMT serves as investment manager, has sole voting power and sole dispositive power over 202,400 shares of the company’s common stock owned by the institutional accounts. FMR has reported that Fidelity International Limited (“FIL”), which currently operates independently of FMR, is the beneficial owner of 219,500 shares of the company’s common stock. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) of the Exchange Act and are not otherwise required to attribute to each other the beneficial ownership of securities. However, FMR has reported that it has made the Schedule 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR and FIL on a joint basis.

(d)	Beneficial ownership is as of December 31, 2004, based on a Schedule 13G filed on January 7, 2005 with the SEC by OppenheimerFunds, Inc. and represents 5,537,161 shares of the company’s common stock over which OppenheimerFunds, Inc. has shared dispositive power. OppenheimerFunds, Inc. disclaimed beneficial ownership of the securities reported on Schedule 13G in accordance with Rule 13d-4 promulgated under the Exchange Act.

(e)	Beneficial ownership is as of December 31, 2004, based on a Schedule 13G filed on January 24, 2005 with the SEC by Silverback Asset Management, LLC (“SAM”), Silverback Master, Ltd. (“SM”) and Elliott Bossen (“Bossen”) and information provided to the company on behalf of the filers, and represents warrants that are currently exercisable into 5,070,712 shares of the company’s common stock over which SAM, SM and Bossen have shared voting power and shared dispositive power. Both SAM and Bossen disclaimed beneficial ownership of the securities reported on Schedule 13G in accordance with Rule 13d-4 promulgated under the Exchange Act. SAM serves as investment manager to SM and Bossen is the sole managing member of SAM and is primarily responsible for the investment decisions of SAM.

(f)	Beneficial ownership is as of January 5, 2005, based on a Schedule 13G filed on January 12, 2005 with the SEC by Sagamore Hill Capital Management L.P. (“Sagamore Capital”), Sagamore Hill Managers LLC (“Sagamore Managers”), and Steven H. Bloom (“Bloom”) and represents warrants that are currently exercisable into 3,148,645 shares of the company’s common stock over which Sagamore Capital, Sagamore Managers and Bloom have sole voting power and sole dispositive power.

(g)	Beneficial ownership is as of December 31, 2004, based on a Schedule 13G filed on February 11, 2005 with the SEC by TimesSquare Capital Management, LLC (“TimesSquare”) and represents 2,429,400 shares of the company’s common stock over which TimesSquare has sole voting power and 2,754,900 of the company’s common stock over which TimesSquare has sole dispositive power.

(h)	Includes 2,000 shares of common stock with respect to which Mr. Fink shares voting and investment power with his wife.

(i)	Excludes 23,000 shares of common stock owned by Mr. D.W. Thompson’s wife. Mr. Thompson disclaims beneficial ownership of such shares.

(j)	Excludes 1,385 shares of common stock owned by Mr. J.R. Thompson’s wife, with respect to which Mr. Thompson disclaims beneficial ownership.

PROPOSAL 2
APPROVAL OF THE ORBITAL SCIENCES CORPORATION
2005 STOCK INCENTIVE PLAN
      This section provides a summary of the terms of the 2005 Stock Incentive Plan and the proposal to approve the plan.
      The Board of Directors approved the 2005 Stock Incentive Plan as of March 9, 2005, subject to approval from our stockholders at the annual meeting. We are asking our stockholders to approve our 2005 Stock Incentive Plan as we believe that approval of the plan is essential to our continued success. The purpose of the 2005 Stock Incentive Plan is to attract and to encourage the continued employment and service of and maximum efforts by officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company. In the judgment of the Board of Directors, grants under the 2005 Stock Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2005 Stock Incentive Plan participants with those of our stockholders.
      On the record date, 2,500,000 shares of our common stock were reserved for issuance under the 2005 Stock Incentive Plan. On the record date, the closing price of our common stock was $10.37 per share. There are currently no participants in the 2005 Stock Incentive Plan. Because participation and the types of awards under the 2005 Stock Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2005 Stock Incentive Plan is approved are not currently determinable. On the record date, there were approximately seven executive officers, 350 employees and nine non-employee directors of the company who were eligible to participate in the 2005 Stock Incentive Plan.
      The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter will be required to approve Proposal 2. Abstentions will be considered shares present at the meeting entitled to vote, but since they are not affirmative votes on the proposal, will have the same effect as votes against the proposal. Broker nonvotes will be counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.
      The Board of Directors recommends that you vote FOR the approval of the 2005 Stock Incentive Plan. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the approval of the 2005 Stock Incentive Plan.
Description of the Plan
      A description of the provisions of the 2005 Stock Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2005 Stock Incentive Plan, a copy of which is attached as Appendix B to this proxy statement.
      Administration. The 2005 Stock Incentive Plan is administered by the Compensation Committee. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the plan. Members of this committee serve at the pleasure of the Board of Directors.
      Common Stock Reserved for Issuance under the Plan. The shares of common stock issued or to be issued under the 2005 Stock Incentive Plan consist of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares of common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2005 Stock Incentive Plan. To the extent awards are assumed or substituted for under the plan in an acquisition, shares of stock issued pursuant to such awards may increase the number of shares reserved for issuance under the 2005 Stock Incentive Plan.

      Eligibility. Awards may be made under the 2005 Stock Incentive Plan to employees, directors or consultants to the company or any of our affiliates, including any such employee who is an officer or director of Orbital or of any affiliate and to any other individual whose participation in the plan is determined to be in the best interests of the company by the Board of Directors.
      Amendment or Termination of the Plan. The Board of Directors may terminate or amend the 2005 Stock Incentive Plan at any time and for any reason. The plan shall terminate in any event 10 years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.
      Options. The 2005 Stock Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.
      The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of our common stock on the NYSE on the determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the company grants in substitution for options held by employees of companies that the company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.
      The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.
      In general, an optionee may pay the exercise price of an option by cash, cash equivalents acceptable to the company, by means of a broker-assisted cashless exercise, or to the extent the award agreement so provides, in any other form that is consistent with applicable laws, rules and regulations.
      Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price).
      Stock options granted under the 2005 Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
      Other Awards. The Compensation Committee may also award:

•	shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation to be paid to participants;

•	restricted stock, which are shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	stock appreciation rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee; and

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

      Minimum Vesting for Restricted Stock. Restricted stock that vests solely by the passage of time shall not vest in full in less than three years from the grant date. Restricted stock for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one year from the grant date.
      Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the company, may cause awards granted under the 2005 Stock Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.
      Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make such adjustments as it determines to be appropriate in outstanding awards and the number of shares available for issuance under the 2005 Stock Incentive Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.
      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2005 Stock Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).
      To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.
      In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.
      Under the 2005 Stock Incentive Plan, one or more of the following business criteria, on a consolidated basis and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria) and on a GAAP or non-GAAP basis, are used exclusively by the Compensation Committee in establishing performance goals:

•	cash flow;

•	operating income;

•	revenues;

•	backlog;

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	working capital; and

•	ratio of debt to stockholders’ equity.
      Under the Internal Revenue Code, a director is an “outside director” of the company if he or she is not a current employee of the company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the company in any capacity other than as a director.
      The maximum number of shares of common stock subject to options or stock appreciation rights that can be awarded under the 2005 Stock Incentive Plan to any person is 350,000 per year. The maximum number of shares of common stock that can be awarded under the 2005 Stock Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 200,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2,500,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $2,500,000.
Federal Income Tax Consequences
      Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
      If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
      In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.
      Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply) and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
      For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.
      If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.
      Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2005 Stock Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2005 Stock Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Equity Compensation Plan Information
      The following table sets forth certain information regarding our equity compensation plans as of December 31, 2004.

			Number of Securities
			Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to be	Exercise Price of	Equity Compensation
	Issued Upon Exercise of	Outstanding	Plans (excluding
	Outstanding Options,	Options, Warrants	securities reflected in
Plan Category	Warrants and Rights	and Rights	first column)

Equity Compensation Plans Approved by Security Holders (a)	813,064	$20.94	—

Equity Compensation Plans Not Approved by Security Holders (b)	6,229,473	$8.35	536,670

Total	7,042,537	$9.80	536,670

(a)	The equity compensation plans approved by our stockholders include our 1990 Stock Option Plan, our Non-Employee Director Stock Option Plan and the 1997 Option Plan. A subsequent amendment in 1998 to the 1997 Option Plan increasing the total number of authorized shares thereunder to 3,200,000 also was approved by our stockholders. For purposes of reporting on the options outstanding under the 1997 Option Plan, we have assumed that all 3,200,000 shares approved by stockholders were issued during 1997 and 1998. The share numbers shown in this row do not include shares that may be issued under the company’s 1999 Employee Stock Purchase Plan, which currently has approximately 1,367,000 shares available for issuance.

(b)	As permitted by the then applicable rules of the NYSE, in 1999, 2000, 2001 and 2002, we amended the 1997 Option Plan to increase the number of securities available for issuance under that plan by 1,800,000, 1,800,000, 1,800,000 and 2,000,000 shares, respectively, without seeking the approval of our stockholders. As of December 31, 2004, the 1997 Option Plan provided for awards of up to 10,600,000 incentive or non-qualified stock options and shares of restricted stock to employees, directors, consultants and advisers of the company and its subsidiaries without giving effect to any exercises or cancellations. Under the terms of the 1997 Option Plan, options may not be issued at less than 100% of the fair market value of the company’s common stock on the date of grant. Options under the 1997 Option Plan vest at a rate set forth by the Board of Directors in each individual option agreement, generally in one-third increments over a three-year period following the date of grant or in equal one-third increments, with one-third vesting on the grant date, an additional one-third vesting on the first anniversary of the grant date and the remaining one-third vesting on the second anniversary of the grant date. Options expire no more than 10 years following the grant date. The 1997 Option Plan also provides for automatic grants of non-qualified stock options to our non-employee directors.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS
      The Board of Directors recommends the ratification by the stockholders of the appointment by the Board of PwC as the company’s independent auditors for the fiscal year ending December 31, 2005. PwC has served as the company’s independent auditors since 1999. A representative of PwC is expected to be present at the annual meeting and will be available to respond to appropriate questions and make such statements as he or she may desire. In the event that the stockholders do not ratify the appointment of PwC, the Board will consider the appointment of another firm of independent auditors. The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter will be required to approve Proposal 3. Abstentions will be considered shares present at the meeting entitled to vote, but since they are not affirmative votes on the proposal, will have the same effect as votes against the proposal. Broker nonvotes will be counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.
      The Board of Directors recommends that you vote FOR the ratification of the appointment of PwC as the company’s independent auditors for the fiscal year ending December 31, 2005. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of PwC.
STOCKHOLDER PROPOSALS FOR 2006 PROXY STATEMENT
      Stockholder proposals that are intended to be included in the proxy statement and related proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act for Orbital’s 2006 annual meeting of stockholders must be received by Orbital no later than November 22, 2005 at its principal office, 21839 Atlantic Boulevard, Dulles, Virginia 20166, Attention: Corporate Secretary.
      In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Section 1.6 of our Amended and Restated Bylaws, which are on file with the SEC and available on our website, and may be obtained from the company upon request. These notice provisions require that recommendations for director candidates for the 2006 annual meeting and any requests to submit any other matter to a vote of stockholders must be received no earlier than November 22, 2005 and no later than December 22, 2005. If a stockholder nomination or proposal is received before or after the range of dates specified in the advance notice provisions, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires Orbital’s officers and directors and persons who beneficially own more than 10% of Orbital’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and stockholders beneficially owning more than 10% of Orbital’s common stock are required by SEC regulation to furnish to Orbital copies of all Forms 3, 4 and 5 they file. A Form 4 was inadvertently filed one day late on behalf of Robert M. Hanisee, a director, reporting the purchase of 1,000 shares of Orbital’s common stock. Based solely on Orbital’s review of the copies of such forms it has received and written representations from the reporting persons and except as otherwise provided herein, Orbital believes that all of its executive officers and directors complied with the filing requirements applicable to them with respect to transactions during fiscal year 2004.

Relationship with Independent Auditors
      The Board has appointed PwC as Orbital’s independent auditors for the fiscal year ending December 31, 2005.
Fees of Independent Auditors
      For services rendered during or in connection with Orbital’s fiscal years indicated in the table below, Orbital has received, or expects to receive, invoices from PwC for the following fees:

	2003	2004

Audit Fees (a)	$655,000	$1,050,000
Audit-Related Fees (b)	72,000	59,000
Tax Fees (c)	82,000	70,000
All Other Fees	—	—

(a)	Includes fees for services rendered (i) for the annual audit of Orbital’s consolidated financial statements and, during 2004, effectiveness of internal controls over financial reporting, (ii) in connection with the quarterly reviews of the consolidated financial statements in Orbital’s Forms 10-Q and (iii) in connection with consents.

(b)	Includes fees for the audits of benefit plans, assistance in connection with government contract matters and consultations regarding various accounting matters.

(c)	Includes fees for tax compliance and consultation.
      The Audit Committee takes into consideration all fees charged by the independent auditors in its assessment of PwC’s independence.
Pre-Approval of Audit and Non-Audit Services
      The Audit Committee has adopted policies and procedures regarding the pre-approval of audit and non-audit services to be provided by the company’s independent auditors (the “Pre-Approval Policy”). The company’s Audit Committee is required to pre-approve all services performed by the independent auditors to assure that the provision of such services do not impair the auditors’ independence.
      The Audit Committee reviews and approves a list of pre-approved services and the estimated costs of performance approved for each, at least annually. The list is updated throughout the year, as may be necessary. The Audit Committee has delegated to the Chairman the authority to pre-approve the performance by the independent auditor of services with estimated costs of performance up to $100,000. All of the fees identified above under “Fees of Independent Auditors” for 2004 were pre-approved in accordance with the Pre-Approval Policy.
      Any engagement agreement between the company and the independent auditors must be signed by an officer of the company and at least one member of the Audit Committee. The Audit Committee must be notified, at its next regularly scheduled meeting, of any engagement that occurs which had been pre-approved by the Committee or by the Audit Committee delegate. If the proposed service has not been pre-approved, then a representative of the independent auditors and the Chief Financial Officer, Controller or other Senior Vice President must jointly submit to the Audit Committee, prior to the commencement of any work, a request for approval, including a reasonably detailed description of the service proposed to be provided, an estimate of the costs of performance of the service and a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Appendix A
ORBITAL SCIENCES CORPORATION
AUDIT AND FINANCE COMMITTEE CHARTER

I.	PURPOSE
        The primary purposes of the Audit and Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of Orbital Sciences Corporation (the “Company”) are to (i) assist the Board in the oversight of (A) the integrity of the financial statements of the Company, (B) the compliance by the Company with legal and regulatory requirements, (C) the qualification and independence of the Company’s independent auditors, and (D) the performance of the Company’s internal audit function and independent auditors, and (ii) prepare an audit committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II.	COMMITTEE MEMBERSHIP
        The Committee shall be comprised of at least three directors. All members of the Committee shall meet the independence, experience, financial literacy and expertise requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Exchange Act of 1934, as amended, and applicable rules and regulations of the SEC, all as in effect from time to time. Because of the Committee’s demanding role and responsibilities, and the time commitment of each attendant to Committee membership, no member of the Committee shall serve on more than three audit committees of public companies (including the Company) at any one time.
        To ensure independence and to otherwise avoid any potential conflicts of interest, members of the Committee may not accept or receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries (other than fees and equity received as compensation for serving as a director), or be an affiliated person of the Company or any of its subsidiaries.
        The Chairman and other members of the Committee shall be appointed by the Board. Committee members may be removed by the Board, with or without cause. Any member of the Committee may resign at any time by giving written notice of his or her resignation to the Board.

III.	MEETINGS
        The Committee shall meet at least quarterly, or more frequently as deemed necessary to fulfill the responsibilities prescribed in this Charter or by the Board. The Chairman of the Committee may call special meetings of the Committee as required.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

A.	General
        The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm employed by the Company (including the resolution of disputes between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such firm shall report directly to the Committee. In the performance of its duties, the Committee shall meet separately and periodically with management, the internal auditor(s) (or other personnel responsible for the internal audit function) and the independent auditors.
In addition, the Committee shall:

B.	With Respect to Financial Statement and Disclosure Matters

1.	Review and discuss the quarterly unaudited and annual audited financial statements with management and the Company’s independent auditors, including the results of the independent auditor’s review of the financial statements, prior to the Company issuing its quarterly or year-end earnings release and filing its Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable.

Matters that will be reviewed and discussed include:

•	The Company’s disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

•	In general, the type and presentation of information to be included in earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as review of any financial information and earnings guidance provided to analysts and rating agencies.

2.	Determine whether to recommend to the Board the inclusion of the annual audited financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

3.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall also review and evaluate the Company’s processes and policies for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. As part of this process, the Committee should discuss guidelines and policies to govern the process by which this is handled.

4.	Review with the independent auditor any audit problems or difficulties the auditor may have encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management, and management’s response. Such review should include:

(a)	any accounting adjustments that were noted or proposed by the independent auditor but were passed (as immaterial or otherwise);

(b)	any communications between the independent auditor and its national office respecting auditing or accounting issues presented by the engagement; and

(c)	any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company.

5.	Review the following matters with the independent auditor (such matters shall be timely reported to the Committee by the independent auditor):

(a)	All critical accounting policies and practices to be used;

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the preferred treatment of the auditor; and

(c)	Other material written communications between the auditor and management, including any management letter or schedule of unadjusted differences.

C.	With Respect to Oversight of the Company’s Relationship With the Independent Auditor

1.	Be directly responsible and have the sole authority to appoint, retain, evaluate and terminate the independent auditors to be retained by the Company, to pre-approve all audit services, and to approve the compensation of the independent auditors and all audit engagement fees and terms. The Committee may consult with management but shall not delegate these responsibilities to management. The Committee should meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

2.	Have the sole authority to, and shall, review and pre-approve, either pursuant to an established audit and non-audit services pre-approval policy or through a separate pre-approval by the Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company that is not prohibited by law. The Committee shall have the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the Committee. If such authority is delegated, the delegated member(s) of the Committee shall report to the full Committee, at the next Committee meeting, all items pre-approved by the designated member(s).

3.	Receive and review periodic reports, at least annually, prepared by the independent auditors regarding:

(a)	the auditors’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c)	the auditor’s independence and all relationships between the independent auditor and the Company.

4.	Discuss the reports described in paragraph 3 above with the auditor, and take appropriate action on any disclosed relationship to satisfy itself of the auditor’s independence. As part of this process, the Committee should evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence (and taking into account the opinions of management). The Committee also should receive, annually, a letter of independence from the independent auditor. The Committee shall present its conclusions to the Board.

5.	Review and evaluate the experience and qualifications of the senior members (including the lead partner) of the independent auditor team and the performance of the independent auditor (which firm ultimately is accountable to the Committee and the Board).

6.	Discuss with the independent auditor the matters required to be communicated by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

7.	Request a representation letter from the Company’s independent auditor prior to the commencement of the audit engagement confirming that (i) the lead (or coordinating) audit partner and the reviewing audit partner have not performed audit services for the Company for more than five (5) consecutive years, and (ii) if either of such persons performed audit services for the Company for five (5) consecutive years, the last year of such period was more than five (5) years ago.

8.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

9.	Request evidence from the independent auditors confirming that such firm is registered with the Public Company Accounting Oversight Board.

10.	Obtain from the Company’s independent auditor the inspection report of the Public Company Accounting Oversight Board.

D.	With Respect to Oversight of the Company’s Internal Controls Over Financial Reporting

1.	Review and approve the audit plan and scope of work to be performed by the internal auditor.

2.	Review the scope, responsibilities, budget and staffing of the internal audit function.

3.	Review and assess the adequacy and effectiveness of the Company’s internal control over financial reporting with management, the internal auditor and the independent auditor.

4.	Review management’s annual report on internal control over financial reporting prior to the Company’s inclusion of such annual report in the Company’s Annual Report on Form 10-K.

5.	Review the independent auditor’s attestation report regarding management’s assessment of the Company’s internal control over financial reporting prior to the inclusion of such attestation report in the Company’s Annual Report on Form 10-K.

6.	Review and assess any reports to management prepared by the internal auditor and management’s response thereto, if any.

7.	Review with management any changes in the Company’s internal control over financial reporting that occurred during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

8.	Review any significant deficiencies or material weaknesses identified in the Company’s internal control over financial reporting, and any special steps taken as a result thereof.

E.	With Respect to Compliance Oversight Responsibilities

1.	Review with the Company’s General Counsel (or, in the absence of such officer, other legal counsel of the Company) legal matters that have been brought to the Committee’s attention, or matters that have been brought to the General Counsel’s attention (including matters reported on the Company’s Ethics Hotline) that may have a material impact on the Company’s financial statements and compliance policies, as well as any material reports or inquiries received from regulatory bodies.

2.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

3.	Establish and periodically review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

4.	Establish and periodically review procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and monitor compliance issues arising under and in accordance with the Company’s Code of Business Conduct and Ethics.

5.	Periodically review and assess the Company’s hiring policies with regard to employees or former employees of the independent auditor.
        The responsibilities and duties set forth herein are the sole responsibility of the Committee and may not be allocated to a different committee.

V.	ADDITIONAL POWERS
        The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.
        The Committee shall have the authority to form, and delegate to, one or more subcommittees as it deems necessary or appropriate.

        The Committee shall have the sole authority, to the extent it deems necessary or appropriate, to retain and engage advisers for advice and assistance, including any independent accounting or legal counsel, and shall have the sole authority to approve the advisers’ fees and other retention terms.
        The Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

VI.	REPORTS TO STOCKHOLDERS AND BOARD
        The Committee shall prepare the report for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC.
        The Committee shall regularly report to the Board regarding the status and disposition of the above matters.

VII.	ANNUAL COMMITTEE REVIEW
        The Committee shall conduct an annual review and self-evaluation to determine whether it is functioning effectively and report on such review and evaluation to the Board. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to this Charter to the Board for approval.

VIII.	DISCLOSURE
        This Charter shall be posted on the Company’s website.

IX.	LIMITATION OF COMMITTEE’S ROLE
        While the Committee has the responsibilities and powers set forth in this Charter, its function is one of oversight, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The planning and conduct of the audit is the responsibility of the independent auditor and the financial statements are the responsibility of management. While it is not the duty of the Committee to conduct investigations or to assure compliance with applicable laws, rules and regulations, the Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties identified above.
(Effective April 30, 2004)

Appendix B
ORBITAL SCIENCES CORPORATION
2005 STOCK INCENTIVE PLAN
      Orbital Sciences Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2005 Stock Incentive Plan (the “Plan”), as follows:

1.	PURPOSE
      The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS
      For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
      2.1     “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
      2.2     “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 13) over a performance period of up to one (1) year (the fiscal year, unless otherwise specified by the Committee).
      2.3     “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.
      2.4     “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
      2.5     “Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.
      2.6     “Board” means the Board of Directors of the Company.
      2.7     “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) incompetence or willful misconduct in connection with the performance of duties; (ii) conduct casting such discredit on the Company as in the opinion of the Board justifies termination or forfeiture of any Award, or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.
      2.8     “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
      2.9     “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2. Commencing on the Effective Date and until such time as the Board shall determine otherwise, the Committee shall be the Human Resources and Compensation Committee of the Board (or any successor committee thereto with like responsibilities).
      2.10     “Company” means Orbital Sciences Corporation.

      2.11     “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning a majority or more of the combined voting power of all classes of stock of the Company.
      2.12     “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
      2.13     “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
      2.14     “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
      2.15     “Effective Date” means March 9, 2005, the date the Plan is approved by the Board.
      2.16     “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
      2.17     “Executive Officer” means individuals designated by the Board of Directors as “executive officers” under Rule 3b-7 of the Exchange Act, and/or as Section 16 “officers” under such Act.
      2.18     “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.
      2.19     “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
      2.20     “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
      2.21     “Grantee” means a person who receives or holds an Award under the Plan.

      2.22     “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
      2.23     “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
      2.24     “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
      2.25     “Option Price” means the exercise price for each share of Stock subject to an Option.
      2.26     “Other Agreement” shall have the meaning set forth in Section 14 hereof.
      2.27     “Outside Director” means a member of the Board who is not an officer or employee of the Company.
      2.28     “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to ten (10) years.
      2.29     “Plan” means this Orbital Sciences Corporation 2005 Stock Incentive Plan.
      2.30     “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.
      2.31     “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
      2.32     “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof.
      2.33     “SAR” means a right granted to a Grantee under Section 8 hereof.
      2.34     “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 8 hereof.
      2.35     “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
      2.36     “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
      2.37     “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
      2.38     “Stock” means the common stock, par value $.01 per share, of the Company.
      2.39     “Stock Appreciation Right” means a right granted to a Grantee under Section 8 hereof.
      2.40     “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 9 hereof.
      2.41     “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
      2.42     “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 7.3 hereof.
      2.43     “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
      2.44     “Unrestricted Stock” means an Award pursuant to Section 10 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board
      The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee
      The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.
      The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not Executive Officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.
      In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards
      Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
            (i)   designate Grantees;
            (ii)  determine the type or types of Awards to be made to a Grantee;
            (iii) determine the number of shares of Stock to be subject to an Award;
            (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
            (v)  prescribe the form of each Award Agreement evidencing an Award; and
            (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

      The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.
      Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16.

3.4.	Deferral Arrangement
      The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5.	No Liability
      No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.	Book Entry
      Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN
      Subject to adjustment as provided in Section 16 hereof, the number of shares of Stock available for issuance under the Plan shall be 2,500,000. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.
      The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date
      The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one (1) year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one (1) year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.	Term
      The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan
      The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons
      Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards
      An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards
      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
            (i)   the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 350,000 per calendar year;
            (ii)  the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is 200,000 per calendar year; and
            (iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2,500,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $2,500,000.
      The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 16 hereof.

6.4.	Award Agreement
      Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

7.	TERMS AND CONDITIONS OF OPTIONS

7.1.	Option Price
      The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

7.2.	Vesting
      Subject to Sections 7.3 and 16.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

7.3.	Term
      Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

7.4.	Termination of Service
      Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.5.	Limitations on Exercise of Option
      Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

7.6.	Method of Exercise
      An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with Section 12 hereof. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

7.7.	Rights of Holders of Options
      Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.8.	Delivery of Stock Certificates
      Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

7.9.	Transferability of Options
      Except as provided in Section 7.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 7.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

7.10.	Family Transfers
      If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 7.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 7.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 7.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 7.4.

7.11.	Limitations on Incentive Stock Options
      An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

8.1.	Right to Payment
      A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be no less than the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award. All SARs granted under the Plan shall have such terms and conditions as are necessary to avoid the imposition of the twenty percent (20%) excise tax under Code Section 409A.

8.2.	Other Terms
      The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which any SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not any SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

9.1.	Grant of Restricted Stock or Stock Units
      Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

9.2.	Restrictions
      At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Sections 13.1 and 13.2. Notwithstanding the foregoing, Restricted Stock that vests solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date. Restricted Stock for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

9.3.	Restricted Stock Certificates
      The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4.	Rights of Holders of Restricted Stock
      Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

9.5.	Rights of Holders of Stock Units

9.5.1.	Voting and Dividend Rights
            Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

9.5.2.	Creditor’s Rights
            A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.6.	Termination of Service
      Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

9.7.	Purchase of Restricted Stock
      The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

9.8.	Delivery of Stock
      Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

10.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
      The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.	General Rule
      Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

11.2.	Cashless Exercise
      With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.3.	Other Forms of Payment
      To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1.	Dividend Equivalent Rights
      A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

12.2.	Termination of Service
      Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

13.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

13.1.	Performance Conditions
      The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 13.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

13.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees
      If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.2.

13.2.1.	Performance Goals Generally
             The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

13.2.2.	Business Criteria
             One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) cash flow; (2) operating income; (3) revenues; (4) backlog; (5) total stockholder return; (6) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (7) net income; (8) pretax earnings; (9) earnings before interest expense, taxes, depreciation and amortization; (10) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (11) operating margin; (12) earnings per share; (13) return on equity; (14) return on capital; (15) return on investment; (16) working capital and (17) ratio of debt to stockholders’ equity. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. Financial criteria may be measured at the operating group and/or on a consolidated basis.

13.2.3.	Timing For Establishing Performance Goals
             Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

13.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms
             Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

13.3.	Written Determinations
      All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

13.4.	Status of Section 14.2 Awards Under Code Section 162(m)
      It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 13.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 13.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.	PARACHUTE LIMITATIONS
      Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15.	REQUIREMENTS OF LAW

15.1.	General
      The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an

Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2.	Rule 16b-3
      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1.	Changes in Stock
      If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

16.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction
      Subject to Section 16.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 16.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

16.3.	Corporate Transaction
      Subject to the exceptions set forth in the last sentence of this Section 16.3 and the last sentence of Section 16.4, upon the occurrence of a Corporate Transaction, the Board shall provide for any one or more of the following actions to be taken (with any such action to be contingent on the occurrence of such Corporate Transaction):
             (i)       the vesting of all outstanding shares of Restricted Stock and all Stock Units, and the delivery of the shares of Stock subject to the Stock Units, immediately prior to the occurrence of such Corporate Transaction,
             (ii)     that fifteen (15) days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or
             (iii) that all, or a portion of, the outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs will be cancelled with the holders paid or delivered an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
      With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during such fifteen- (15-) day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (b) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.
      This Section 16.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

16.4.	Adjustments
      Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 16.1, 16.2 and 16.3.

16.5.	No Limitations on Company
      The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	GENERAL PROVISIONS

17.1.	Disclaimer of Rights
      No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.	Nonexclusivity of the Plan
      Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under the Plan.

17.3.	Withholding Taxes
      The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.	Captions
      The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.5.	Other Provisions
      Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

17.6.	Number and Gender
      With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.	Severability
      If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.	Governing Law
      The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
*     *     *

      To record adoption of the Plan by the Board as of March 9, 2005, and approval of the Plan by the stockholders on                     , 2005, the Company has caused its authorized officer to execute the Plan.

ORBITAL SCIENCES CORPORATION

By:

______________________________________

Title:

_____________________________________

ORBITAL SCIENCES CORPORATION

Proxy for Annual Meeting of Stockholders – April 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints David W. Thompson and Leo Millstein and each of them as proxies, with power of substitution and re-substitution to each, to vote at the annual meeting of stockholders of Orbital Sciences Corporation (the “company”) to be held at the company’s headquarters, 21839 Atlantic Boulevard, Dulles, Virginia 20166 on April 28, 2005 at 9:00 a.m. and at any adjournments thereof, all shares of stock of the company that the undersigned would be entitled to vote if personally present. A majority of said proxies or their substitutes or re-substitutes or any one if only one is present and acting, shall have all the powers of all said proxies. The undersigned instructs said proxies, or their substitutes or re-substitutes, to vote in such manner as they may determine on any matters that may properly come before the meeting as indicated in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and to vote as specified by the undersigned on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS, FOR APPROVAL OF THE ADOPTION OF THE ORBITAL SCIENCES CORPORATION 2005 STOCK INCENTIVE PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES, FOR APPROVAL OF THE ADOPTION OF THE ORBITAL SCIENCES CORPORATION 2005 STOCK INCENTIVE PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

1.	To elect four Directors, each to serve for a three-year term ending in 2008.
Nominees: Daniel J. Fink, Robert J. Hermann, Janice I. Obuchowski, Frank L. Salizzoni

☐ FOR ALL ☐ WITHHOLD ALL

☐ FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
(Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.)

2.	To approve the adoption of the Orbital Sciences Corporation 2005 Stock Incentive Plan.

☐ FOR ALL ☐ AGAINST

☐ ABSTAIN

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for the fiscal year ending December 31, 2005.

☐ FOR ALL ☐ AGAINST

☐ ABSTAIN

...

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Dated: _________________________, 2005

Signature	For Inspector of Elections’ Use Only

Name (please print)	Number of Shares

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have an authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, April 27, 2005. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, April 27, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Orbital Sciences Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.